UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2003

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-426-1931

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On November 25, 2003, the Company entered into a Credit Agreement with Manufacturers and Traders Trust Company (“M&T”) relating to a four-year $35.0 million unsecured, revolving line of credit. The Company will draw against the line of credit to repay the Company’s outstanding indebtedness of $12.8 million to Fleet National Bank and terminate the Company’s line of credit with Fleet National Bank. The Company currently has no other plans to draw against the M&T line of credit.

     On November 25, 2003, the Company issued a press release announcing that its Form S-2 Registration Statement relating to the public offering of up to 3,450,000 shares of the Company’s Class A Common Stock had become effective and the pricing of the shares being offered. In connection therewith, the Company executed an Underwriting Agreement (the “Underwriting Agreement”) dated November 24, 2003 with SunTrust Capital Markets, Inc. as representative of the underwriters named in the Underwriting Agreement. A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein. A copy of the Underwriting Agreement was filed as an exhibit to the Company’s Form S-2/A Registration Statement filed on November 19, 2003 and is incorporated by reference herein. The proceeds of the offering will be used to fund previously announced acquisitions, to increase the capital of the Company’s insurance subsidiaries and for general corporate purposes.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

See Exhibit Index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC

By:

Donald H. Nikolaus, President
And Chief Executive Officer
Date: December 1, 2003

Exhibit No.	Description	Reference

10(AA)	Credit Agreement dated November 25, 2003 by and between Donegal Group Inc., as borrower, and Manufacturers and Traders Trust Company, as lender.	Filed herewith

10(BB)	Libor Grid Note dated November 25, 2003 in the amount of $35,000,000, delivered by Donegal Group Inc., as borrower, to Manufacturers and Traders Trust Company, as lender.	Filed herewith

10(CC)	Underwriting Agreement dated November 24, 2003 between the Company and SunTrust Capital Markets, Inc. as representative of the underwriters named therein.	Incorporated by reference to Exhibit No. 1 to Registrant’s Form S-2/A Registration Statement No. 333-110175 filed November 19, 2003.

99.1*	Press Release issued by Donegal Group Inc. dated November 25, 2003.	Filed herewith.

*	This press release shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.